Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 8, 2025 with respect to the audited financial statements of Xsolla SPAC 1 as of September 19, 2025 and for the period from September 16, 2025 (inception) through September 19, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 8, 2025